Oxford Industries, Inc. Press Release

FOR IMMEDIATE RELEASE
December 1, 2015

Michelle McQuality Kelly to Succeed Scott A. Beaumont and James B. Bradbeer, Jr.
as Group CEO of Lilly Pulitzer

--Mr. Beaumont and Mr. Bradbeer to Retire April 1, 2016--
ATLANTA, GA – Oxford Industries, Inc. (NYSE: OXM) announced today that Scott A. Beaumont and James B. Bradbeer, Jr. will retire from their positions as Co- Group CEOs of Lilly Pulitzer on April 1, 2016.  Michelle Kelly, Lilly Pulitzer’s current President, will succeed Mr. Beaumont and Mr. Bradbeer as Group CEO of Lilly Pulitzer.  Mr. Beaumont and Mr. Bradbeer will continue as advisors to Oxford.
Thomas C. Chubb III, Chairman and Chief Executive Officer of Oxford commented, “Scott and Jim are co-founders of the company that re-launched Lilly Pulitzer twenty three years ago. When we bought Lilly Pulitzer from Scott and Jim in 2010 we acquired an outstanding business and brand. During the ensuing five years, Scott and Jim have been terrific partners to us. They led the rapid growth of Lilly Pulitzer to $168 million in net sales last year with outstanding profitability, and that momentum has continued this year. But as impressive as the growth has been, Scott and Jim’s greatest legacy will be the extraordinary management team, led by Michelle Kelly, which they have developed and groomed over the last several years.”
Mr. Chubb continued, “During her 11 years at Lilly Pulitzer, Michelle has held management and leadership positions in Lilly’s marketing, merchandising, wholesale, retail and e-commerce teams. Under Michelle’s leadership, the Lilly Pulitzer team has developed a profitable and fast-growing direct to consumer business.  This includes launching e-commerce, refining the retail store model, developing CRM capabilities, and building innovative marketing programs such as the recent Lilly Pulitzer for Target designer collaboration.   As a merchant, Michelle has spearheaded the launch of multi-seasonal product initiatives, developed new pricing strategies, and pioneered new ways of analyzing the business.  Michelle and I have worked closely together over the last several years and I look forward to working with her as she and her very capable team take Lilly Pulitzer to new levels of success.”
Ms. Kelly began her career at McKinsey & Company.   She holds an MBA from the Harvard Business School and a BS in Commerce from the University of Virginia.
About Oxford
Oxford Industries, Inc., a leader in the apparel industry, owns and markets the distinctive Tommy Bahama® and Lilly Pulitzer® lifestyle brands. Oxford also produces certain licensed and private label apparel products. Oxford's stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford's website at www.oxfordinc.com.

Safe Harbor
This press release includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, the impact of economic conditions on consumer demand and spending, particularly in light of general economic uncertainty that continues to prevail, demand for our products, competitive conditions, timing of shipments requested by our wholesale customers, expected pricing levels, retention of and disciplined execution by key management, the timing and cost of store openings and of planned capital expenditures, weather, costs of products as well as the raw materials used in those products, costs of labor, acquisition and disposition activities, expected outcomes of pending or potential litigation and regulatory actions, access to capital and/or credit markets, and the impact of foreign losses on our effective tax rate. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended January 31, 2015 under the heading "Risk Factors" as updated in Part II, Item 1A contained in our Quarterly Report on Form 10-Q for the quarter ended August 1, 2015 and those described from time to time in our reports filed with the SEC.

Contact:         Anne M. Shoemaker
Telephone:        (404) 653-1455
Fax:        (404) 653-1545
E-mail:        InvestorRelations@oxfordinc.com